UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 9, 2015
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)
(972) 673-7000

(Registrant’s telephone number including area code)
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 9, 2015, Dr Pepper Snapple Group, Inc. ("DPS") issued an aggregate of $750 million of senior unsecured notes consisting of $500 million aggregate principal amount of its 3.400% Senior Notes due 2025 (the "2025 Notes") and $250 million aggregate principal amount of its 4.500% Senior Notes due 2045 (the "2045 Notes" and, together with the 2025 Notes, the "Notes") under an Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Base Indenture"), as supplemented by the Fifth Supplemental Indenture thereto, dated as of November 9, 2015, among DPS, the guarantors party thereto and Wells Fargo Bank, N.A. (the "Fifth Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). Interest on the 2025 Notes is payable on May 15 and November 15 of each year, beginning May 15, 2016. Interest on the 2045 Notes is payable on May 15 and November 15 of each year, beginning May 15, 2016. The 2025 Notes mature on November 15, 2025 and the 2045 Notes mature on November 15, 2045. The Notes will not be entitled to any sinking fund. The Notes were issued in an underwritten offering registered under the Securities Act of 1933, as amended. Net offering proceeds, after deducting estimated underwriting discounts and offering expenses, were approximately $740 million. The net proceeds will be used to retire at maturity DPS' 2.900% Senior Notes due January 15, 2016 and for general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments.
The Notes are unsecured and unsubordinated obligations of DPS, rank equally with DPS' existing and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and are senior to all of our future subordinated debt. The Notes are jointly and severally guaranteed on an unsecured and unsubordinated basis by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes).
DPS may redeem the 2025 Notes, in whole or in part, at any time prior to August 15, 2025 (three months prior to the maturity date of the 2025 Notes), and the 2045 Notes, in whole or in part, at any time prior to May 15, 2045 (six months prior to the maturity date of the 2045 Notes), in each case, at DPS' option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•
the sum of the present value of the Remaining Scheduled Payments (as defined in the Indenture) of the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 20 basis points in the case of the 2025 Notes and 25 basis points in the case of the 2045 Notes.

plus, in each case, accrued and unpaid interest to the date of redemption.
In addition, at any time on or after August 15, 2025 (three months prior to the maturity date of the 2025 Notes), and on or after May 15, 2045 (six months prior to the maturity date of the 2045 Notes) DPS may redeem the 2025 Notes or 2045 Notes, respectively, in whole or in part, at DPS' option, at a redemption price equal to 100% of the principal amount of the 2025 Notes or the 2045 Notes, as applicable, being redeemed plus accrued and unpaid interest to the date of redemption.
If a change of control triggering event (as defined in the Indenture) occurs, subject to certain exceptions, DPS must give holders of the Notes the opportunity to sell to DPS their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of purchase.
The Indenture contains customary events of default, including:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by DPS to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods; and

•	specified events involving bankruptcy, insolvency or reorganization of DPS or certain of its subsidiaries.
If an event of default under the Indenture occurs and is continuing, the trustee may, and at the direction of the holders of at least 25% in principal amount of the outstanding Notes shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
DPS and our majority-owned subsidiaries are subject to certain negative covenants under the Indenture governing the Notes. The Indenture limits the ability of DPS and each of our majority-owned subsidiaries to, among other things:

•	incur indebtedness secured by principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

Other material terms of the Notes, the Indenture and the Fifth Supplemental Indenture are described in the prospectus supplement dated October 29, 2015, as filed with the Securities and Exchange Commission on November 2, 2015. The terms and provisions of the Notes and Indenture set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the Base Indenture (filed as Exhibit 4.1 to DPS' Current Report on Form 8-K filed on December 23, 2009) and the Fifth Supplemental Indenture, the 2025 Notes (in global form) and the 2045 Notes (in global form), which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and each of which is incorporated herein by this reference.
As previously reported, on October 29, 2015, DPS entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters parties thereto, in connection with an underwritten public offering of the Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of November 9, 2015, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	3.400% Senior Note due 2025 (in global form), dated November 9, 2015, in the principal amount of $500,000,000.
4.3	4.500% Senior Note due 2045 (in global form), dated November 9, 2015, in the principal amount of $250,000,000.
5.1	Opinion of Baker Botts, L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	November 9, 2015
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Fifth Supplemental Indenture, dated as of November 9, 2015, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	3.400% Senior Note due 2025 (in global form), dated November 9, 2015, in the principal amount of $500,000,000.
4.3	4.500% Senior Note due 2045 (in global form), dated November 9, 2015, in the principal amount of $250,000,000.
5.1	Opinion of Baker Botts, L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).